UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

Heliogen, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 West Union Street
Pasadena, California 91103

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange
Preferred Share Purchase Rights	N/A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on August 3, 2023, the stockholders of Heliogen, Inc. (the “Company) approved a proposal to amend the Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for 10 to 1-for-40, with such ratio to be determined in the discretion of the Company’s board of directors (the “Board”). On August 25, 2023, the Board approved a reverse stock split of the Company’s common stock at a ratio of 1-for-35 (the “Reverse Stock Split”).

On August 31, 2023, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment of its Certificate of Incorporation (the “Charter Amendment”) to effect the 1-for-35 Reverse Stock Split of the Company’s outstanding common stock. Pursuant to the Charter Amendment, effective as of 5:00 p.m., Eastern Time, on August 31, 2023 (the “Effective Time”), every 35 shares of the Company’s issued and outstanding common stock will be automatically converted into one share of common stock, without any change in par value per share. The Company’s authorized shares of common stock will remain unchanged.

As a result of the Reverse Stock Split, proportionate adjustments will also be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all stock options and restricted stock units issued by the Company and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease, using the 1-for-35 ratio rounded down to the nearest whole share, in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and restricted stock units, and, in the case of stock options, a proportionate increase, using the 1-for-35 ratio, in the exercise price of all such stock options, rounded up to the nearest whole cent. In addition, the number of shares authorized for future grant under the Company’s equity incentive plans immediately prior to the Effective Time will be reduced proportionately, using the 1-for-35 ratio rounded down to the nearest whole share.

The Reverse Stock Split will also reduce the number of shares of the Company’s common stock issuable upon the exercise the Company’s outstanding warrants in proportion to the ratio of the Reverse Stock Split and will cause a proportionate increase in the exercise prices of such warrants. All outstanding (i) public warrants to purchase the Company’s common stock (“Public Warrants”), (ii) private placement warrants to purchase the Company’s common stock (“Placement Warrants”), and (iii) warrants to purchase the Company’s common stock issued in connection with vendor and customer agreements (“Commercial Warrants”, and together with the Public Warrants, and the Placement Warrants, the “Warrants”) will be proportionately adjusted as a result of the Reverse Stock Split in accordance with the terms of each of the Warrants, such that Warrants representing the right to purchase 35 shares of the Company’s common stock immediately prior to the Reverse Stock Split now represent the right to purchase one share of the Company’s common stock immediately following the Reverse Stock Split. Correspondingly, the exercise price per share of the Company’s common stock attributable to such Warrants immediately prior to the Reverse Stock Split has been proportionately increased, such that following the Reverse Stock Split (i) the exercise price per share of the Company’s common stock attributable to the Public Warrants and Placement Warrants will be $402.50, which equals the product of 35 multiplied by $11.50, the exercise price per share for each of the Public Warrants and Placement Warrants immediately prior to the Reverse Stock Split, and (ii) the exercise price per share of the Company’s common stock attributable to the Commercial Warrants immediately following the Reverse Stock Split is $0.35, which equals the product of 35 multiplied by $0.01, the exercise price per share for the Commercial Warrants immediately prior to the Reverse Stock Split. The number of shares of the Company’s common stock subject to the Warrants will be decreased by 35 times, such that there shall be (i) approximately 238,095 shares of the Company’s common stock subject to the Public Warrants, (ii) approximately 6,666 shares of the Company’s common stock subject to the Placement Warrants, and (iii) approximately 133,825 shares of the Company’s common stock subject to the Commercial Warrants.

Pursuant to the Rights Agreement, dated as of April 16, 2023 (the “Rights Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, as rights agent, and in connection with the Reverse Stock Split, the Company determined that certain adjustments to the terms of the preferred share purchase rights (“Rights”) issued pursuant to the Rights Agreement were appropriate. As a result of the Reverse Stock Split, the following proportionate adjustments will be made to the terms of the Rights: (i) the number of one-thousandths of a share of the Company’s Preferred Stock (“Company Preferred Share”) purchasable upon the exercise of each Right will be increased from one one-thousandth (1/1,000th) to thirty-five one-thousandth (35/1,000th) of a Company Preferred Share; (ii) the Exercise Price of each Right will be increased from $3.50 to $122.50; (iii) the Redemption Price of each Right will be increased from $0.0001 to $0.0035; and (iv) each share of the Company’s outstanding common stock will have issued to it one (1) Right. Capitalized terms used in this paragraph and not defined herein have the meanings given to them in the Rights Agreement.

The Company’s common stock will begin trading on the New York Stock Exchange (“NYSE”) on a reverse split-adjusted basis when the market opens on September 1, 2023 under the existing ticker symbol “HLGN”. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 42329E204. The Company’s publicly traded warrants will continue to be traded on the NYSE under the symbol “HLGN.W” and the CUSIP number for the warrants will remain unchanged.

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Stockholders who would otherwise receive a fractional share will instead receive a cash payment in lieu of such fractional share based upon the closing sales price of the Company’s common stock on August 31, 2023. The Reverse Stock Split affected all record holders of the common stock uniformly and did not affect any record holder’s percentage ownership interest in the Company, except for de minimis changes as a result of the elimination of fractional shares. Holders of common stock who hold in “street name” in their brokerage accounts do not have to take any action as a result of the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned. Stockholders of record will be receiving information from Continental Stock Transfer & Trust Company regarding their stock ownership following the Reverse Stock Split and cash in lieu of fractional share payments, if applicable.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2023, the Company filed the Charter Amendment with the Secretary of State of the State of Delaware to effect the 1-for-35 Reverse Stock Split of the Company’s outstanding common stock. The Charter Amendment became effective at the Effective Time. The Charter Amendment provides that, at the Effective Time, every 35 shares of the Company’s issued and outstanding common stock will automatically be combined into one issued and outstanding share of common stock, without any change in par value per share. The descriptions of the Certificate of Incorporation and Reverse Stock Split contained in Item 3.03 are herein incorporated by reference.

The foregoing summary in Item 3.03 and Item 5.03 of the Charter Amendment is qualified in its entirety by reference to the Charter Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Heliogen, Inc., dated August 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

Dated:	August 31, 2023	By:	/s/ Sagar Kurada
Sagar Kurada
Chief Financial Officer